UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 8, 2020

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37654	47-5654583
(Commission File Number)	(IRS Employer Identification No.)

6920 Seaway Blvd Everett, WA	98203
(Address of Principal Executive Offices)	(Zip Code)

(425) 446-5000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FTV	New York Stock Exchange
5% Mandatory convertible preferred stock, Series A, par value $0.01 per share	FTV. PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreements with Vontier Corporation

On October 8, 2020, Fortive Corporation (“Fortive”) entered into definitive agreements with Vontier Corporation (“Vontier”), a wholly owned subsidiary of Fortive at that time, that, among other things, set forth the terms and conditions of the separation of Vontier from Fortive (the “Separation”) and the distribution of 80.1% of Vontier’s outstanding common stock to holders of Fortive common stock (provided that fractional Fortive shares that holders of Fortive common stock would otherwise have been entitled to receive were aggregated and are being sold in the public market by the distribution agent, with the proceeds to be distributed ratably to such holders of Fortive common stock) (the “Distribution”). The agreements provide a framework for Fortive’s relationship with Vontier from and after the Separation, including the allocation between Vontier and Fortive of Fortive’s and Vontier’s assets, employees, services, liabilities and obligations attributable to periods prior to, at and after the Separation. In connection with the Separation, Fortive and Vontier entered into a Separation and Distribution Agreement (the “Separation Agreement”), an Employee Matters Agreement (the “Employee Matters Agreement”), a Tax Matters Agreement (the “Tax Matters Agreement”), a Transition Services Agreement (the “Transition Services Agreement”), an Intellectual Property Matters Agreement (the “Intellectual Property Matters Agreement”), an FBS License Agreement (the “FBS License Agreement”) and a Stockholder’s and Registration Rights Agreement (the “Registration Rights Agreement”), each dated as of October 8, 2020. A summary of certain material features of the Separation Agreement, the Employee Matters Agreement, the Tax Matters Agreement, the Transition Services Agreement, the Intellectual Property Matters Agreement, the FBS License Agreement and the Registration Rights Agreement, all of which are referenced below, can be found in the section entitled “Certain Relationships and Related Person Transactions—Agreements with Fortive” in Vontier’s Information Statement, which is included as Exhibit 99.1 to Amendment No. 1 to Vontier’s Registration Statement on Form 10-12B (File No. 001-39483) filed with the Securities and Exchange Commission on September 21, 2020 (the “Information Statement”). These summaries are incorporated by reference into this Item 1.01 in their entirety.

Separation Agreement

The Separation Agreement sets forth, among other things, the agreements between Fortive and Vontier regarding the principal transactions necessary to effect the Separation and the Distribution. It also sets forth other agreements that govern certain aspects of Fortive’s ongoing relationship with Vontier after the completion of the Separation and the Distribution. The description of the Separation Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Employee Matters Agreement

The Employee Matters Agreement sets forth, among other things, the allocation of assets, liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters in connection with the Separation, including the treatment of outstanding equity and other incentive awards and certain retirement and welfare benefit obligations. The description of the Employee Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Employee Matters Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Tax Matters Agreement

The Tax Matters Agreement governs Fortive’s and Vontier’s respective rights, responsibilities and obligations after the Distribution with respect to tax liabilities (including taxes, if any, incurred as a result of any failure of the Distribution or certain related transactions to qualify for tax-free treatment for U.S. federal income tax purposes) and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. The description of the Tax Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Matters Agreement filed as Exhibit 10.2 hereto and incorporated herein by reference.

Transition Services Agreement

The Transition Services Agreement sets forth the terms and conditions pursuant to which Fortive and its subsidiaries and Vontier and its subsidiaries will provide to each other various services. The charges for the transition services generally are expected to allow the providing company to fully recover all out-of-pocket costs and expenses it actually incurs in connection with providing the service, plus, in some cases, the allocated indirect costs of providing the services, generally without profit. The description of the Transition Services Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Transition Services Agreement filed as Exhibit 10.3 hereto and incorporated herein by reference.

Intellectual Property Matters Agreement

The Intellectual Property Matters Agreement sets forth the terms and conditions pursuant to which Fortive has granted to Vontier a non-exclusive, royalty-free, fully paid-up, irrevocable, sublicenseable (subject to the restrictions below) license to use certain intellectual property rights retained by Fortive. Fortive will be able to sublicense its rights in connection with activities relating to Vontier’s and its affiliates’ business, but not for independent use by third parties.

Vontier has also granted back to Fortive non-exclusive, royalty-free, fully paid-up, irrevocable, sublicenseable (subject to the restrictions below) license to continue to use certain transferred intellectual property rights owned by Fortive or transferred to Vontier. Fortive will be able to sublicense its rights in connection with activities relating to Fortive’s and its affiliates’ retained business, but not for independent use by third parties. This license-back will permit Fortive to continue to use certain of Vontier’s intellectual property rights in the conduct of its remaining businesses. The description of the Intellectual Property Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Intellectual Property Matters Agreement filed as Exhibit 10.4 hereto and incorporated herein by reference.

FBS License Agreement

The FBS License Agreement sets forth the terms and conditions pursuant to which Fortive has granted Vontier a perpetual, non-exclusive, worldwide and non-transferable license to use FBS solely in support of Vontier’s business. Vontier will be able to sublicense such license to direct and indirect, wholly-owned subsidiaries (but only as long as such entities remain direct and indirect, wholly-owned subsidiaries) and, subject to customary restrictions, to third parties as necessary to support Vontier’s business. In addition, Vontier and Fortive each licensed to the other party improvements made by such party to FBS during the first two years of the term of the FBS License Agreement. The description of the FBS License Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the FBS License Agreement filed as Exhibit 10.5 hereto and incorporated herein by reference.

Registration Rights Agreement

The Registration Rights Agreement sets forth the terms and conditions pursuant to which Vontier has granted Fortive and its affiliates certain registration rights with respect to the share of Vontier common stock owned by them. Upon the request of Fortive or certain subsequent transferees as further defined in the Registration Rights Agreement, Vontier will use its reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of Vontier common stock retained by Fortive. Under the Registration Rights Agreement, Fortive has agreed to vote any shares of Vontier common stock retained by Fortive in proportion to the votes cast by Vontier’s other stockholders. In connection with such agreement, Fortive granted Vontier a proxy to vote the shares of Vontier common stock retained by Fortive in such proportion. The proxy will be automatically revoked as to a particular share upon any sale or transfer of such share from Fortive to a person other than Fortive, and neither the Registration Rights Agreement nor the proxy limits or prohibits any such sale or transfer. The description of the Registration Rights Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Registration Rights Agreement filed as Exhibit 10.6 hereto and incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Immediately prior to the Distribution, Vontier was a 100% owned subsidiary of Fortive. The Distribution was completed effective as of 12:01 a.m. on October 9, 2020. Following the completion of the Distribution, Vontier is now an independent public company trading under the symbol “VNT” on the New York Stock Exchange, and Fortive retained a 19.9% ownership interest in Vontier. The Distribution was made to holders of Fortive common stock of record as of the close of business on September 25, 2020 (the “Record Date”), who received two shares of Vontier common stock for every five shares of Fortive common stock held as of the Record Date. Fortive did not issue fractional shares of Vontier common stock in the Distribution. Fractional shares that holders of Fortive common stock would otherwise have been entitled to receive were aggregated and are being sold in the public market by the distribution agent. The aggregate net cash proceeds of these sales will be distributed ratably to those holders of Fortive common stock who would otherwise have been entitled to receive fractional shares.

ITEM 7.01	REGULATION FD DISCLOSURE

Fortive intends to give notice on October 14, 2020 that it will redeem for cash all of its outstanding 2.350% Senior Notes due 2021 (the “Notes”) in accordance with the terms of the indenture governing the Notes. The redemption date for the outstanding Notes to be redeemed will be November 13, 2020 (the “Redemption Date”) and the redemption price will be equal to the greater of: (a) 100% of the principal amount of the Notes, and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest that will be accrued and unpaid as of the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 20 basis points, plus accrued and unpaid interest up to (but not including) the Redemption Date. As of October 13, 2020, approximately $750 million aggregate principal amount of the Notes is outstanding.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01	OTHER EVENTS

As previously reported, on September 29, 2020, Vontier entered into a credit agreement (the “Credit Agreement”) with a syndicate of banks, consisting of a three-year, $800 million senior unsecured delayed draw term loan facility (the “Three-Year Term Loans”), a two-year, $1 billion senior unsecured delayed draw term loan facility (the “Two-Year Term Loans” and together with the Three-Year Term Loans, the “Term Loans”) and a three-year, $750 million senior unsecured multi-currency revolving credit facility, including a $25 million sublimit for swingline loans and a $75 million sublimit for the issuance of letters of credit (the “Revolving Credit Facility” and, together with the Term Loans, the “Credit Facilities”). At the closing of the Credit Agreement, Vontier did not borrow any funds under the Credit Agreement. On October 9, 2020, Vontier drew down the full $1.8 billion available under the Term Loans. Vontier used the proceeds from the Term Loans to make payments to Fortive, with $1.6 billion used as part of the consideration for the contribution of certain assets and liabilities to Vontier by Fortive in connection with the Separation and with $200 million used as a preliminary adjustment for excess cash balances remaining with Vontier (collectively, the “Cash Consideration”). Fortive intends to apply the Cash Consideration to repay certain outstanding indebtedness of Fortive, including the Notes, and to pay certain of its regular, quarterly cash dividends.

The description of the Credit Agreement is set forth under Item 1.01 in the Company’s Current Report on Form 8-K filed on September 30, 2020 (the “Prior 8-K”), which description is incorporated herein by reference. In addition, the Credit Agreement was filed as Exhibit 10.1 to the Prior 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The following unaudited pro forma financial information of Fortive is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

•	Unaudited pro forma consolidated condensed balance sheet as of June 26, 2020.

•	Unaudited pro forma consolidated condensed statements of earnings for the six-month period ended June 26, 2020 and each of the years ended December 31, 2019, 2018 and 2017.

•	Notes to the unaudited pro forma consolidated condensed financial statements.

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of October 8, 2020, by and between Vontier Corporation and Fortive Corporation

10.1	Employee Matters Agreement, dated as of October 8, 2020, by and between Vontier Corporation and Fortive Corporation

10.2	Tax Matters Agreement, dated as of October 8, 2020, by and between Vontier Corporation and Fortive Corporation

10.3	Transition Services Agreement, dated as of October 8, 2020, by and between Vontier Corporation and Fortive Corporation

10.4	Intellectual Property Matters Agreement, dated as of October 8, 2020, by and between Vontier Corporation and Fortive Corporation

10.5	FBS License Agreement, dated as of October 8, 2020, by and between Vontier Corporation and Fortive Corporation

10.6	Stockholder’s and Registration Rights Agreement, dated as of October 8, 2020, by and between Vontier Corporation and Fortive Corporation

99.1	Unaudited pro forma consolidated condensed financial statements of Fortive Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

Date: October 13, 2020	By:	/s/ Daniel B. Kim
	Name:	Daniel B. Kim
	Title:	Vice President - Associate General Counsel and Secretary